Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
FRESHPET, INC.
A Delaware corporation
(Adopted as of October 4, 2022)
ARTICLE I
OFFICES
Section 1.1      Registered Office. The address of the registered office of Freshpet, Inc. (the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).
Section 1.2      Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may from time to time require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1      Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors. The Board of Directors may designate such place of meeting, either within or outside the State of Delaware, or the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.2      Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as is specified by the Board of Directors. At the annual meeting, stockholders shall elect directors and transact such other business as may be properly brought before the annual meeting pursuant to Section 2.11 or Section 2.15 hereof. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of the stockholders.
Section 2.3      Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 2.4      Notice.
(a)            Timing; Contents. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation), to each stockholder of record entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting except as otherwise required by law.
(b)            Form of Notice. All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such person’s address as the same appears on the records of the Corporation. Subject to the limitations of Section 2.4(d), if given by electronic transmission, such notice shall be deemed given (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice by United States mail; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)            Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

(d)            Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices of meetings or of other business given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 2.5      List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.
Section 2.6      Quorum. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy at the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. Where a separate vote by a class or classes or series is required by law or by the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of capital stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and such withdrawal shall not affect the validity of any action taken at the meeting or any adjournment thereof.
Section 2.7      Adjourned Meetings. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place by the chair of the meeting or by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.8      Vote Required.
(a)            When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before the meeting (other than the election of directors), unless by express provisions of an applicable law or regulation applicable to the Corporation or its securities or of the rules or regulations of any stock exchange applicable to the Corporation or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.
(b)            The manner by which directors will be elected at an annual meeting or other meeting of stockholders will be as follows, depending on whether the election is “contested” or “uncontested” (as such terms are defined below).
(i)            Contested Election. In a contested election, (A) stockholders will be given the opportunity with regard to each nominee for election to vote “for” the election of such nominee or to “withhold” votes with regard to such nominee, and (B) the nominees receiving a plurality of the affirmative votes cast will be elected to the positions on the Board being voted upon.

(ii)            Uncontested Election. In an uncontested election, (A) stockholders will be given the opportunity with regard to each nominee for election to vote “for” or “against” the election of such nominee or to abstain from voting with regard to such nominee, and (B) each nominee for director will be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For purposes of these Bylaws, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).
An election of directors will be “contested” if, in connection with any annual or special stockholders’ meeting (i) the Secretary shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 2.11 or Section 2.15, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements (any person so nominated or proposed to be nominated, a “Stockholder Nominee”), and (ii) as of the date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether thereafter amended, revised or supplemented) with the U.S. Securities and Exchange Commission (the “SEC”), each such notice has not been formally and irrevocably withdrawn by the applicable stockholder. Any election of directors that is not contested shall be “uncontested.”
Section 2.9      Voting Rights. Except as otherwise provided by the DGCL or the Certificate of Incorporation (including any certificate of designation in respect of any series of preferred stock), each holder of record of capital stock shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by such stockholder on the record date for voting for such meeting.
Section 2.10      Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy executed or transmitted in a manner permitted by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. At each meeting of stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.
Section 2.11      Notifications of Nominations and Proposed Business Brought Before a Meeting of the Stockholders.  Subject in all respects to the provisions of Article Eight, Section 3 of the Certificate of Incorporation:
(a)            Notice of Business. Except as set forth in Section 2.15, nominations for the election of directors, and the proposal of other business, to be brought before any annual or special stockholders’ meeting may be made by (i) the Board of Directors or a committee appointed by the Board of Directors for such purpose or (ii) any stockholder of the Corporation who (A) is entitled to vote at the meeting, (B) has given timely notice in proper written form pursuant to this Section 2.11 of such stockholder’s intent to make such nomination or nominations or to make such other proposal and has otherwise complied with the requirements set forth in this Section 2.11, and (C) was a stockholder of record (1) at the time of giving of such notice, (2) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the meeting. Clause (ii) of this Section 2.11(a) shall be the exclusive means for a stockholder to make nominations or submit other business (other than nominations pursuant to Section 2.15 and matters properly brought in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)).  To be timely, a stockholder of record delivering a notice of any nomination or other business proposed to be brought before a meeting pursuant to this Section 2.11 (the “Noticing Stockholder”) must deliver such notice to the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in Section 2.11(c) with respect to an annual meeting or in Section 2.11(d)with respect to a special meeting.
(b)            Information in Notice. To be in proper written form, a Noticing Stockholder’s notice to the Secretary (whether given pursuant to Section 2.11(c) or Section 2.11(d)) must set forth:
(i)            as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election as a director, (A) the name, age and address (business and residential) of the proposed nominee, (B) a complete biography and statement of the proposed nominee’s qualifications, including the principal occupation or employment of such person (at present and for the past five years), (C) the Specified Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (D) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) presently or during the past three years, and any other material relationships, between or among the Holders or any Stockholder Associated Person (as such terms are defined below), on the one hand, and such person and any member of the immediate family of such person, and his or her respective Affiliates and Associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons and all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant), (E) information relevant to a determination of whether the proposed nominee can be considered an independent director, (F) the proposed nominee’s written consent to serve as a director of the Corporation if elected, (G) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act, and (H) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.11(i) hereof,
(ii)            if the Noticing Stockholder’s notice relates to any proposal other than the nomination of a director or directors, (A) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation or Bylaws, the text of the proposed amendments), (B) the reasons for bringing the proposal before the meeting, (C) any interest in such proposal or the business to which it relates of each Holder and each Stockholder Associated Person, if any, and (D) a description of all agreements, arrangements and understandings between each Holder and each Stockholder Associated Person, if any, and any other person or persons (including the names of such persons) in connection with the proposal of such business by such stockholder, and
(iii)            as to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”), (A) the name and address of each Holder as they appear on the Corporation’s books, and the name and address of each Stockholder Associated Person, if any, (B)(1) the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by each Holder and each Stockholder Associated Person, if any (provided that, for the purposes of this Section 2.11(b), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), and the number of shares that have been held by each Holder or Stockholder Associated Person, if any, for more than one year, (2) descriptions of all profits interests, options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned or held, including beneficially, by each Holder or Stockholder Associated Person, if any, and any other direct or indirect opportunity for such stockholder, or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of stock or any other security of the Corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship, including any Voting Commitment (as defined below) pursuant to which each Holder or Stockholder Associated Person, if any, has a right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (4) any short interest in any security of the Corporation held by each Holder and each Stockholder Associated Person, if any, presently or within the last 12 months (for purposes of these Bylaws, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights held by each Holder and each Stockholder Associated Person, if any, to receive dividends or payments in lieu of dividends on shares of stock or other securities of the Corporation that are separated or separable from the underlying shares of stock or other security of the Corporation, (6) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held by each Holder and each Stockholder Associated Person, if any, or held directly or indirectly by a partnership or other entity in which any Holder or Stockholder Associated Person, if any, or an Affiliate of such Holder or Stockholder Associated Person, is a partner or manager or has another form of equity ownership, (7) any performance-related fees (other than an asset-based fee) that each Holder and each Stockholder Associated Person, if any, or an Affiliate of such Holder or Stockholder Associated Person, is or may be entitled to as a result of any increase or decrease in the value of shares of stock or other securities of the Corporation or Derivative Instruments, (8) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder or Stockholder Associated Person, if any, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any shares of stock or any other security of the Corporation or to increase or decrease the voting power of any such person with respect to any shares of stock or any other security of the Corporation, (9) any direct or indirect legal, economic or financial interest (including short interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws, (10) any direct or indirect legal, economic or financial interest (including short interest) in any principal competitor of the Corporation held by each Holder and each Stockholder Associated Person, if any, and (11) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or Stockholder Associated Person, if any, is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (sub-clauses (1) through (11) of this Section 2.11(b)(iii) (B) shall be referred to as the “Specified Information”), (C) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act, (D) a representation by the Noticing Stockholder that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed, that the Noticing Stockholder will continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting, and that the Noticing Stockholder intends to appear in person or by proxy at such meeting to propose such nomination or other business, (E) if any Holder or Stockholder Associated Person, if any, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section 2.11 or Section 2.15, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and a representation that such Holder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal, (F) a certification that each Holder and each Stockholder Associated Person, if any, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (G) the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person, if any, to support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (H) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.
A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(b) shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than five days after the later of the record date and the date a public announcement of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than seven Business Days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.
The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably requested by the Corporation, including such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a director of the Corporation, (b) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (c) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(c)            Annual Meetings of Stockholders. In addition to any other applicable requirements, for nominations or any other proposal that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder of record, the Noticing Stockholder must have given timely notice thereof in proper form and in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, the Noticing Stockholder’s notice containing the information described in Section 2.11(b) must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the Close of Business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, the notice by the Noticing Stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to the current year’s annual meeting and not later than the later of (i) the Close of Business on the 90th day prior to the current year’s annual meeting and (ii) the Close of Business on the 10th day following the date on which public announcement of the date of such annual meeting is first made). In no event shall the adjournment, recess or postponement of an annual meeting (or the public announcement of an adjournment, recess or postponement of an annual meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. Notwithstanding anything in the second sentence of this Section 2.11(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the deadline for nominations that would otherwise be applicable under this Section 2.11(c), a Noticing Stockholder’s notice required by this Section 2.11 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which the public announcement of such increase in the number of directors to be elected is first made by the Corporation.
(d)            Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation.  Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware law and as shall have been brought before the meeting pursuant to the Corporation’s notice of the special meeting given by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation). The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or by the Secretary (solely to the extent and in the manner provided by the Certificate of Incorporation) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation both at the time the notice provided for in Section 2.11(a) is delivered to the Corporation’s Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting and (b) is entitled to vote at the meeting and upon such election.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.11(a) shall be delivered to the Corporation’s Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the later of the Close of Business on the 90th day prior to such special meeting, or the Close of Business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment, recess or postponement of a special meeting (or the public announcement of an adjournment, recess or postponement of a special meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(e)            Certain Interpretations and Definitions. For purposes of these Bylaws, (1) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (2) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (3) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; (4) “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; (5) for purposes of Section 2.11 and Section 2.15 only, “delivery” of any notice or materials by a stockholder as required to be “delivered” shall mean, both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary; (6) “public announcement” shall mean disclosure in a press release issued by the Corporation that is reported by Business Wire, Dow Jones News Service, Associated Press or a comparable national news service in the United States or in a document publicly filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act; (7) “qualified representative” of a stockholder of the Corporation shall mean, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Corporation; and (8) “Stockholder Associated Person” shall mean, as to any Holder, (i) any person acting in concert with such Holder, (ii) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, and (iii) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder. For purposes of these Bylaws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.
(f)            Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.11; provided, however, that nothing in this section shall be deemed to (1) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(g)            Eligibility for Nomination; Appear at Stockholders’ Meeting. Except as set forth in Section 2.15, only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at a stockholders’ meeting to serve as directors and only such business shall be conducted at a stockholders’ meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the meeting to present a nomination or business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such nomination or proposal may have been received by the Corporation.
(h)            Business Not Properly Brought Before Meeting. The chair of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 2.11; if the chair of the meeting of the stockholders should so determine, such person shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

(i)            Submission of Questionnaire, Representation and Agreement. In addition to the other requirements of this Section 2.11, each person whom a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.11) to the Secretary at the principal executive offices of the Corporation (1) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (2) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.
Section 2.12      Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.12 at the adjourned meeting.
Section 2.13      Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 2.14      Conduct of Meetings.
(a)            Generally. Meetings of stockholders shall be presided over by a chair designated by the Board of Directors, or in such person’s absence, by the Chair of the Board, if any, or in the absence of the Chair of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the Chief Financial Officer, or in the absence of all of the foregoing, by the most senior officer of the Corporation present at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)            Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power to adjourn the meeting to another place, if any, date and time or to recess the meeting.

(c)            Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
Section 2.15      Proxy Access.
(a)            Proxy Access. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors, including through a committee thereof, the name, together with the Required Information (as defined below) for any Stockholder Nominee to the Board of Directors by any stockholder or group of no more than 20 stockholders (provided, that a group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder) that satisfies the requirements of this Section 2.15 (the “Eligible Stockholder”), and who expressly elects at the time of providing a notice that names the Stockholder Nominee and otherwise satisfies the requirements of this Section 2.15 (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 2.15. For purposes of this Section 2.15, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words and which may include a chart, graph or other image, in support of the candidacy of the Stockholder Nominee(s) (the “Statement”); provided, that any words appearing in such chart, graph or other image shall be counted in calculating the 500-word limit. An Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) may submit one Statement for each of its Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may (i) omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation, and (ii) solicit against any Stockholder Nominee or include in the Corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or Stockholder Nominee.
(b)            Timeliness of Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit to the Secretary at the principal executive offices of the

Corporation the Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary no earlier than the Close of Business on the 150th day and no later than the Close of Business on the 120th day before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the Close of Business on the 10th day after public announcement of the meeting date. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.
(c)            Maximum Number of Stockholder Nominees.
(i)            The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two or (B) 20% of the number of directors (rounded down to the nearest whole number) in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.
(ii)            The following persons shall be considered Stockholder Nominees for purposes of determining whether the maximum number of Stockholder Nominees provided for in this Section 2.15 has been reached: (A) any Stockholder Nominee whom the Board of Directors decides to nominate as a Board of Directors nominee, (B) any Stockholder Nominee who is subsequently withdrawn, (C) any incumbent director who had been a Stockholder Nominee or a nominee of a stockholder pursuant to the advance notice requirements set forth in Section 2.11, in each case, at any of the preceding two annual or special meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and, without duplication, (D) the number of incumbent directors who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Board of Directors) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders.
(iii)            Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of nominees provided for in this Section 2.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. For the purpose of the foregoing, in the event that the Notice of Proxy Access Nomination of two or more Eligible Stockholders disclose the ownership of an identical number of shares of common stock, such Eligible Stockholders’ Stockholder Nominees will be selected in the order (earliest date to latest date) that the Notice of Proxy Access Nomination was received by the Corporation from each such Eligible Stockholder. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(iv)            Notwithstanding anything to the contrary contained in this Section 2.15, if the Secretary receives notice pursuant to Section 2.11 that a stockholder intends to nominate for election at a meeting such number of nominees that, together with the Stockholder Nominees otherwise eligible to be included in the Corporation’s proxy materials pursuant to this Section 2.15, is greater than or equal to 50% of the total number of directors to be elected at such meeting, the maximum number of Stockholder Nominees eligible to be included in the Corporation’s proxy materials with respect to such meeting shall be reduced in whole-number increments, subject to a minimum of zero, until the total number of directors to be elected at such meeting pursuant to Section 2.11 and this Section 2.15 shall be less than 50% of the total number of directors to be elected at such meeting. If the Secretary receives notice pursuant to Section 2.11 that a stockholder intends to nominate for election at such meeting a number of nominees that is greater than or equal to 50% of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 2.15.
(d)            Ownership. For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the immediately preceding sentence shall exclude any shares (A) sold by such stockholder (or any of its Affiliates) in any transaction that has not been settled or closed, (B) borrowed by such stockholder (or any of its Affiliates) for any purposes or purchased by such stockholder (or any of its Affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its Affiliates’) rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares and/or (2) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or Affiliate). An Eligible Stockholder’s ownership of shares of common stock shall be deemed to continue during any period in which (i) the Eligible Stockholder has loaned such shares (provided, that the Eligible Stockholder has the power to recall such loaned shares on not more than five Business Days’ notice, and recalls such loaned shares not more than five Business Days after being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials) or (ii) the Eligible Stockholder has delegated any voting power with respect to such shares by means of proxy, power of attorney, or other instrument or arrangement (provided, that such proxy, power of attorney or other instrument or arrangement is revocable at any time by the Eligible Stockholder, and the Eligible Stockholder revokes such proxy, power of attorney, or other instrument or arrangement not more than five Business Days after being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials). Whether outstanding shares of common stock of the Corporation are “owned” for these purposes will be determined by the Board of Directors.
(e)            Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 2.15 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 2.15, the (i) “Required Ownership Percentage” is 3% or more, based on the number of shares of the Corporation’s common stock outstanding as of the most recently reported date set forth in the Corporation’s most recent filing with the SEC containing such information and (ii) the “Minimum Holding Period” is three years.
(f)            Information to Be Provided.
(i)            The Notice of Proxy Access Nomination must include: (A) in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five Business Days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and immediate notice if the Eligible Stockholder ceases to own the Required

Shares prior to the date of the applicable annual meeting of stockholders; (B) documentation in form and substance reasonably satisfactory to the Corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder is entitled to be treated as one stockholder for purposes of this Section 2.15; (C) a copy of the Schedule 14N (or any successor form) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (D) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.11, including the Specified Information; (E) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (F) representations and agreements in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and neither the Eligible Stockholder nor the Stockholder Nominee nor their respective Affiliates and Associates is holding any securities of the Corporation with the intent to change or influence control of the Corporation, (2) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.15, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (5) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (6) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (G) an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15.

(ii)            The Notice of Proxy Access Nomination must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the Corporation that such person (A) consents to being named in the proxy statement as a nominee and, if elected, intends to serve as a director for the entire term for which such person is standing for election, (B) is not and will not become a party to (1) any Voting Commitment that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed, and all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (F) will irrevocably resign, with such resignation to become automatically effective upon determination by the Board of Directors (excluding for this purpose the Stockholder Nominee) that (1) such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 2.15 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15), (2) any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15) was not, when provided, true and correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or (3) the requirements of this Section 2.15 had not otherwise been met by the Eligible Stockholder or the Stockholder Nominee.
(iii)            At the request of the Corporation, each Stockholder Nominee for election as a director of the Corporation must promptly, but in any event within five Business Days after such request, submit all completed and signed questionnaires required of directors and officers to the Secretary. The Corporation may request such additional information, or such of the foregoing information in a form provided by the Secretary upon written request, as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.15.

(g)            Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect.
(h)            Exclusions. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 2.15, a Stockholder Nominee (i) for which the Secretary receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.11, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (iv) who does not qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was not true or correct in any material respect or that omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) if such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 2.15 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 2.15 have not otherwise been met.

(i)            Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board of Directors or the chair of the meeting, (ii) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached or failed to comply with any of its or their obligations under this Section 2.15 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 2.15) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 2.15 have not otherwise been met, as determined by the Board of Directors or the chair of the meeting, or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.15. In addition, the Corporation will not be required to include in its proxy materials any successor, substitute or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.
(j)            Group Membership. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.15.
(k)            Restrictions on Successive Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings. For the avoidance of doubt, this Section 2.15(k) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.11.
ARTICLE III
DIRECTORS
Section 3.1      General Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.2      Annual Meetings. Except as otherwise from time to time determined by resolution of the Board of Directors, an annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place (if any) as, the annual meeting of stockholders.
Section 3.3      Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board or the Chief Executive Officer (if such person is a director) or upon the written request of at least a majority of the directors then in office.
Section 3.4      Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 3.4. Any such notice shall state the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) 24 hours before the meeting, if the notice is given by telephone, by delivery in person, or sent by email or similar means or (b) five days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.5      Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect from among its ranks, by the affirmative vote of a majority of the total number of directors then in office, a Chair of the Board who shall preside at all meetings of the Board of Directors at which he or she is present and shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer shall preside at such meeting (if the Chief Executive Officer is a director and is not also Chair of the Board), and, if the Chief Executive Officer is not present at such meeting or is not a director, the Chief Financial Officer shall preside at such meeting (if the Chief Financial Officer is a director and is not also the Chair of the Board or the Chief Executive Officer), and, if the Chief Financial Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting then in office shall elect one of their members to so preside. A majority of the total number of directors shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.6      Committees. The Board of Directors (a) may designate one or more committees consisting of one or more of the directors of the Corporation and (b) shall, during such period of time as any securities of the Corporation are listed on a national securities exchange, designate all committees required by the rules and regulations of such exchange. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of such exchange, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
Section 3.7      Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 3.8      Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
Section 3.9      Waiver of Notice. Any director may waive notice of any meeting of the Board of Directors, or any committee thereof, by a written waiver signed by the director entitled to the notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein. Attendance of a director at a meeting of the Board of Directors, or of any committee thereof, shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.10      Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.11      Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Section 3.12      Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such director’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 3.13      Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event or events.
ARTICLE IV
OFFICERS
Section 4.1      Number, Titles. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Marketing Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall also hold the office of Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.
Section 4.2      Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until such person’s earlier death, resignation, removal, disqualification, or retirement as hereinafter provided.
Section 4.3      Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its sole discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.4      Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, retirement or otherwise may be filled by the Board of Directors.
Section 4.5      Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of such person also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any national securities exchange upon which the Corporation’s securities are then listed for trading.

Section 4.6      Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to the Chief Executive Officer by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.
Section 4.7      The President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other duties as may be delegated to the President from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.
Section 4.8      Chief Marketing Officer. The Chief Marketing Officer, if there is such an officer and the Board of Directors so directs, shall serve as the chief marketing officer and have the powers and duties customarily and usually associated with the office of chief marketing officer unless the Board of Directors provides for another officer to have the powers and duties of chief marketing officer. The Chief Marketing Officer shall have such other powers and perform such other duties as may be delegated to the Chief Marketing Officer from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.9      Senior Vice Presidents and Vice Presidents. Each Senior Vice President and Vice President shall have the powers and duties delegated to such person by the Board of Directors or the Chief Executive Officer. One Senior Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 4.10      The Secretary and Assistant Secretaries. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  The Secretary shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.
Any Assistant Secretary, if there is such an officer, shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, President or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the

Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors), shall perform the duties and exercise the powers of the Secretary.
Section 4.11      The Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, if there is such an officer, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.
Section 4.12      Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
Section 4.13      Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
Section 4.14      Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.
Section 4.15      Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.
ARTICLE V
STOCK
Section 5.1      Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, (a) the Chair of the Board, the Chief Executive Officer, the President, the Chief Marketing Officer, a Senior Vice President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, whose facsimile signature has been used on or who has duly affixed a facsimile signature or signatures to any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates, whose facsimile signature or signatures have been used thereon or who duly affixed a facsimile signature or signatures thereon had not ceased to be such officer, transfer agent or registrar of the Corporation.
Section 5.2      Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by such person’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary or the transfer agent thereof. Certificated shares shall be transferred only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the Corporation.
Section 5.3      Transfer Agent. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 5.4      Lost, Stolen or Destroyed Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or of uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.5      Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock of the Corporation to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VI
GENERAL PROVISIONS
Section 6.1      Dividends. Subject to the provisions of the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors in accordance with applicable law. Dividends may be paid in cash, in property, in shares of the capital stock or in any combination thereof, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.
Section 6.2      Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 6.3      Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 6.4      Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form as the Board of Directors shall from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this section.
Section 6.5      Voting Securities Owned By Corporation. Voting securities in any other Corporation held by the Corporation shall be voted (or consents in writing may be provided in respect thereof) by the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Marketing Officer, the Treasurer, the Secretary or any Senior Vice President or Vice President, unless the Board of Directors specifically confers authority to vote (or expresses consent in writing) with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote or express consent with respect to such securities shall have the power to appoint proxies, with general power of substitution.
Section 6.6      Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware.
Section 6.7      Time Periods. Unless otherwise provided by applicable law or these Bylaws, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
Section 6.8      Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 6.9      Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VII
INDEMNIFICATION
Section 7.1      Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation (or has ceased to serve, at the request of the Corporation, as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the first instance by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 7.1 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.1 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification and advancement of expenses of directors and officers.
Section 7.2      Procedure for Indemnification. If a claim for indemnification under this Article VII (which may only be made following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the indemnitee, or if a claim for any advancement of expenses under this Article VII is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced (provided that the indemnitee has delivered the undertaking contemplated by Section 7.1), the indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such person’s costs and expenses incurred in connection with successfully establishing such person’s right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by law. It shall be a defense to any action by a director or officer for indemnification or the advancement of expenses (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 7.2, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, a committee thereof, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents of the Corporation for whom indemnification and advancement of expenses is provided pursuant to Section 7.1 shall be the same procedure set forth in this Section 7.2 for directors or officers of the Corporation, unless otherwise set forth in the action of the Board of Directors providing indemnification and advancement of expenses for such employees or agents of the Corporation.
Section 7.3      Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Section 7.4      Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by the Corporation (a “subsidiary” for this Article VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 7.5      Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification, advancement of expenses and other rights contained in this Article VII in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 7.6      Other Rights; Continuation of Rights to Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article VII shall be deemed to be a contract between the Corporation and each indemnitee who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.
Section 7.7      Merger or Consolidation. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
Section 7.8      Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 7.1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VIII
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Article Nine, Section 2 of the Certificate of Incorporation.

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